Form of Proxy to Be Mailed to Shareholders of
                     Central Bancorporation

                         REVOCABLE PROXY
                     CENTRAL BANCORPORATION


                ANNUAL MEETING OF SHAREHOLDERS
                _________________________ , 1996


    The undersigned hereby appoints _____________________ and _________________, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Central Bancorporation held of record by the undersigned on ____________, 1996, at the Annual Meeting of Shareholders to be held at 301 North Chelan, Wenatchee, Washington on ________, __________, 1996, at __:00 _.m., local time, and at any and all adjournments of such Meeting, as follows:

                                                   FOR       AGAINST   ABSTAIN
                                                   ---       -------   -------
1. A proposal to approve the merger between Central Bancorporation and InterWest Bancorp, Inc.
    pursuant to the Agreement and Plan of Mergers dated January 10, 1996.

2.  The election as director of the nominees        FOR       WITHHELD
    listed below (except as marked to the          [  ]        [  ]
    contrary below).

    Lonnie DeCamp
    Gerald Cawdery

    INSTRUCTIONS:  To withhold your vote
    for any individual nominee, write the
    nominee's name on the line below.

    ________________________________





    The Board of Directors recommends a vote "FOR" the above proposals.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Central at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Central prior to the execution of this proxy of notice of the Meeting, the Prospectus/Joint Proxy Statement dated _________, 1996.

Dated: ____________ , 1996





- -------------------------            -------------------------

PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER





- -------------------------            -------------------------
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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